APLP HOLDINGS limited partnership

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the Years Ended December 31,  2018 and 2017

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in millions of U.S. dollars)

(unaudited)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$22.4	$29.1
Restricted cash	2.1	6.1
Accounts receivable - trade, unbilled and other	35.5	52.3
Accounts receivable - related party	33.6	36.6
Current portion of derivative instruments asset	4.2	2.7
Inventory	15.8	17.7
Prepayments and other current assets	6.7	12.2
Total current assets	120.3	156.7

Property, plant, and equipment, net	550.5	603.6
Equity investment in unconsolidated affiliates	140.9	163.6
Power purchase agreements and intangible assets, net	170.1	191.2
Goodwill	21.4	21.4
Derivative instruments asset	0.3	2.8
Other assets	5.8	8.1
Total assets	$1,009.3	$1,147.4

Liabilities
Current liabilities:
Accounts payable	$2.1	$1.7
Related party payables	20.8	27.2
Accrued interest	0.2	0.3
Other accrued liabilities	14.9	23.1
Current portion of long-term debt	68.1	99.5
Current portion of derivative instruments liability	3.3	4.4
Other current liabilities	0.1	1.0
Total current liabilities	109.5	157.2

Long-term debt, net of unamortized discount and deferred financing costs	540.7	616.3
Derivative instruments liability	15.5	19.9
Deferred income taxes	9.4	12.3
Power purchase and fuel supply agreement liabilities, net	21.2	24.1
Other long-term liabilities	51.0	47.6
Total liabilities	747.3	877.4

Commitments and contingencies

Equity
Partners' capital	1,128.5	1,325.8
Accumulated other comprehensive loss	(144.4)	(133.4)
Retained deficit	(921.4)	(1,137.6)
Total APLP Holdings Limited Partnership equity	62.7	54.8
Preferred shares issued by a subsidiary company	199.3	215.2
Total equity	262.0	270.0
Total liabilities and equity	$1,009.3	$1,147.4

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in millions of U.S. dollars)

(unaudited)

	Years ended December 31,
	2018	2017
Project revenue:
Energy sales	$130.9	$148.9
Energy capacity revenue	97.9	105.7
Other	53.5	176.3
	282.3	430.9
Project expenses:
Fuel	73.1	106.4
Operations and maintenance	84.6	88.3
Depreciation and amortization	83.7	113.1
	241.4	307.8
Project other income (expense):
Change in fair value of derivative instruments	2.2	2.1
Equity in earnings (loss) of unconsolidated affiliates	43.2	(54.8)
Interest expense, net	(1.8)	(17.5)
Impairment	-	(101.1)
Other income	4.1	0.1
	47.7	(171.2)
Project income (loss)	88.6	(48.1)

Administrative and other expenses (income):
Administration	5.1	4.1
Interest, net	42.1	55.3
Foreign exchange (gain) loss	(13.3)	12.2
Other expense	14.1	13.0
	48.0	84.6
Income (loss) before income taxes	40.6	(132.7)
Income tax benefit	(0.2)	(59.0)
Net income (loss)	40.8	(73.7)
Net income attributable to preferred shares of a subsidiary company	0.4	5.6
Net income (loss) attributable to APLP Holdings Limited Partnership	$40.4	$(79.3)

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in millions of U.S. dollars)

(unaudited)

	December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$40.8	$(73.7)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	83.7	113.1
Asset retirement obligations	3.5	-
Loss on sale of assets	(0.4)	0.1
Gain on purchase and cancellation of convertible debentures	(7.2)	-
Stock-based compensation expense	2.7	2.1
Distributions from unconsolidated affiliates	61.6	47.3
Equity in (earnings) loss from unconsolidated affiliates	(43.2)	54.9
Unrealized foreign exchange (gain) loss	(12.8)	11.0
Change in fair value of derivative instruments	(2.2)	(2.1)
Change in deferred income taxes	(3.7)	(62.6)
Impairment	-	101.1
Change in other operating balances
Accounts receivable	21.6	(11.5)
Inventory	1.6	(1.6)
Prepayments, supplies and other assets	14.8	10.1
Accounts payable	(4.9)	(1.5)
Accruals and other liabilities	(8.7)	0.2
Cash flows provided by operating activities	147.2	186.9

Cash flows used in investing activities:
Proceeds from sale of equity investment	-	1.0
Cash paid for acquisition, net of cash received	(12.8)	-
Deposit for acquisition	0.2	-
Purchase of property, plant and equipment	(1.8)	(5.3)
Cash flows used in investing activities	(14.4)	(4.3)

Cash flows used in financing activities:
Dividends paid to Parent	(39.0)	(67.9)
Contribution from Parent	12.8	59.6
Dividends paid on preferred shares of a subsidiary company	(8.2)	(8.7)
Repurchase of preferred shares of a subsidiary company	(8.0)	(3.1)
Cash payments for vested LTIP units withheld for taxes	(0.7)	(0.7)
Repayment of corporate and project-level debt	(100.3)	(165.9)
Cash flows used in financing activities	(143.4)	(186.7)

Net decrease in cash, restricted cash and cash equivalents	(10.6)	(4.1)
Cash, restricted cash and cash equivalents at beginning of period	35.1	39.2
Cash, restricted cash and cash equivalents at end of period	$24.5	$35.1

Supplemental cash flow information
Interest paid	$36.6	$65.7
Taxes paid	$3.2	$3.7
Accruals for construction	$-	$1.2